EXHIBIT 10.18

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of August 25, 2014 by and between Kibush Capital Corp., a Nevadacorporation (the "Company"), and the purchasers, severally and not jointly, listed on Schedule A hereto (collectively, the "Purchasers," and individually, a "Purchaser").

Recitals

A. Each Purchaser desires to acquire from the Company, and the Company desires to issue to each Purchaser, a Convertible Promissory Note and a Warrant substantially in the form attached hereto as Exhibit A (the "Note") and Exhibit B (the "Warrant"); and

B. The Company and each Purchaser further desire to obligate themselves as set forth in this Agreement and to make the representations and warranties set forth in below, respectively, in connection with the transactions contemplated hereby.

Accordingly, in consideration of the premises and the mutual promises herein set forth, and in consideration of the representations and warranties herein contained, the parties agree as follows:

Agreement

1. Purchase and Sale of the Note and Warrants. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, a Note and a Warrant. The purchase price for each Note and the Warrant shall be the aggregate principal amount of such Note as set forth on Schedule A hereto (the "Purchase Price").

2. The Closing. The issuance of the Notes and Warrants to the Purchasers shall take place concurrently with the execution of this Agreement at the offices of the Company or at such other time and place as the Company and the Purchasers shall agree (which time is referred to herein as the "Closing"). At the Closing the Company shall deliver to each Purchaser a Note and a Warrant, with each Note made payable to the Purchaser in the aggregate principal amount set forth opposite such Purchaser's name on Schedule A hereto, and the Warrants being issued to such Purchaser. At the Closing each Purchaser shall deliver to the Company the amount set forth opposite such Purchaser's name on Schedule A hereto in cash or other immediately available funds.

3. Organization; Authority. The Company hereby represents and warrants to each Purchaser that it is a corporation validly existing and in good standing under the laws of the State of Nevada and is authorized to execute and deliver this Agreement and each of the Notes and the Warrants.

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4. Representations and Warranties of the Purchaser. Each Purchaser hereby represents and warrants to the Company that:

(a) Such Purchaser is an individual duly authorized and empowered or a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Such Purchaser has the legal capacity or full power and authority to enter into this Agreement and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

(c) Such Purchaser is acquiring and will hold the Purchaser's Note and Warrants for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(d) Such Purchaser understands that such Purchaser's Note and Warrants (and the securities underlying the Warrants (the "Warrant Shares")) have not been registered under the Securities Act by reason of a specific exemption therefrom and that each of the Note, Warrant and the Warrant Shares must be held indefinitely, unless subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

(e) Such Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations. Such Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(f) Such Purchaser will not sell, transfer or otherwise dispose of such Purchaser's Note, Warrants or Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act. Such Purchaser agrees that it will not dispose of such Note and Warrants unless and until it has complied with all requirements of this Agreement applicable to the disposition of such Note, Warrants or Warrant Shares.

(g) Such Purchaser has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to invest in such Purchaser's Note and Warrants, and such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such Note and Warrants.

(h) Such Purchaser is aware that its investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Such Purchaser is able, without impairing its financial condition, to hold such Purchaser's Note, Warrants and Warrant Shares for an indefinite period and to suffer a complete loss of its investment in such Note, Warrants and Warrant Shares. Such Purchaser understands that an investment in such Note and Warrant involves a high degree of risk.

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(i)Such Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

5. Miscellaneous.

(a) Entire Agreement. This Agreement and the other documents required to be delivered pursuant hereto, if any, constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof.

(b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

(c) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within the State of Utah.

(d) Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

(e) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth below:

Kibush Capital Corp.

c/o David Lubin

108 S. Franklin Ave.

Valley Stream, NY 11580

Attention: President

To any Purchaser at the address set forth on Schedule A hereto.

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in any manner herein set forth.

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(f) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any document or instrument contemplated hereby or referred to herein, the prevailing party or parties, as the case may be, shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party or parties may otherwise be entitled.

(g) Amendments and Waivers. Any term of this Agreement (excluding the Exhibits hereto) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Purchasers.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

(i) Incorporation of Recitals and Exhibits. The above Recitals and all Exhibits identified in or attached to this Agreement are deemed to be incorporated herein by reference and made a part hereof.

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IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first above written.

Kibush Capital Corp.

By:	/s/ Warren Sheppard
Name:	Warren Sheppard
Its:	Director

Firehole River Capital LLC

By:
Name:
Its:

Fish Haven Creek Capital LLC

By:
Name:
Its:

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SCHEDULE A

PURCHASERS

Purchasers and Address	Purchase Price
Firehole River Capital LLC ____________________ ____________________ Fax: (___) ____-____	$50,000

Fish Haven Creek Capital LLC ____________________ ____________________ ____________________ Fax: (___) ____-___	$50,000

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EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W- 105 ISSUED: August 25th, 2014 Void After August 25th, 2019	WARRANT TO PURCHASE COMMON STOCK

KIBUSH CAPITAL CORP.

Warrant

THIS IS TO CERTIFY that, for good and valuable consideration and subject to these terms and conditions, Fish Haven Creek Capital LLC or such person to whom this Warrant is transferred (the "Holder"), is entitled to exercise this Warrant to purchase Four Hundred Thousand fully paid and nonassessable shares of Kibush Capital Corp., a Nevada corporation (the "Company"), Common Stock (the "Warrant Stock") at a price per share of $0.25 (the "Exercise Price") (such number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1. Method of Exercise

1.1 Cash Exercise Right

This Warrant may be exercised by the Holder, at any time after the date issued, but not later than August 25th, 2019 (the "Exercise Period"), in whole or in part, by delivering to the Company at Kibush Capital Corp, c/o David Lubin, 108 S. Franklin Avenue, Valley Stream, NY 11580 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (a) this Warrant certificate, (b) a certified or cashier's check payable to the Company, or canceled indebtedness of the Company to the Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price"), and (c) the Notice of Cash Exercise attached as Exhibit A duly completed and executed by the Holder.

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1.2 Net Issuance Right

Notwithstanding the payment provisions set forth above, the Holder may elect to convert this Warrant into Warrant Shares by surrendering this Warrant at the office of the Company at the address set forth in Section 1.1 and delivering to the Company the Notice of Net Issuance Exercise attached as Exhibit B duly completed and executed by the Holder, in which case the Company shall issue to the Holder the number of Warrant Shares of the Company equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C, and (c) dividing the product by A as set forth in the following equation:

X = (A - B) x C where:

A

X = the number of Warrant Shares issuable upon net issuance exercise pursuant to the provisions of this Section 1.2.

A = the Fair Market Value (as defined below) of one Warrant Share on the date of net issuance exercise.

B = the Exercise Price for one Warrant Share under this Warrant.

C = the number of Warrant Share as to which this Warrant is  exercisable pursuant to the provisions of Section 1.1.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issued upon net issuance exercise pursuant to this Section 1.2.

"Fair Market Value" of a Warrant Share shall mean:

(a) if the net issuance exercise is in connection with a transaction specified in Section 4.1(b), the value of the consideration (determined, in the case of noncash consideration, in good faith by the Company's Board of Directors) to be received pursuant to such transaction by the holder of one Warrant Share;

(b) if the net issuance exercise is in connection with the initial public offering of the Company's shares (the "Shares"), the initial public offering price (before deducting commission, discounts or expenses) at which the Shares are sold in such offering, proportionately adjusted as a result of any adjustments arising from the conversion of the Warrant Shares into Shares in contemplation of such public offering;

(c) if the net issuance exercise is after the occurrence of the initial public offering of the Company's Shares:

(i) if the Company's Shares are traded on an exchange or are quoted on the Nasdaq National Market, the average of the closing or last sale price reported for the ten business days immediately preceding the date of net issuance exercise;

(ii) if the Company's Shares are not traded on an exchange or on the Nasdaq National Market, but are traded in the over-the-counter market, the average of the closing bid and asked prices reported for the ten market days immediately preceding the date of net issuance exercise; and

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(d) In all other cases, the fair market value as determined in good faith by the Company's Board of Directors.

2. Delivery of Stock Certificates; No Fractional Shares

2.1 Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or after notice of net issuance exercise and compliance with Section 1.2, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon such exercise, and (b) a new Warrant in substantially the same form to purchase up to that number of Warrant Shares, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company's Board of Directors) on the date of exercise.

3. Covenants as to Warrant Shares

The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend the Articles of Incorporation to provide sufficient reserves of Warrant Shares.

4. Adjustments; Termination of Warrant Upon Certain Events

4.1 Effect of Reorganization

(a) Reorganization--No Change in Control

Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a "Reorganization") during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their Warrant Shares and the holders of the Company's voting equity securities immediately prior to such Reorganization together own a majority interest of the voting equity securities of the successor corporation following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

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(b) Reorganization--Change in Control; Termination of Warrant

Upon Reorganization during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their Warrant Shares and the holders of the Company's voting equity securities immediately prior to such Reorganization together own less than a majority interest of the voting equity securities of the successor corporation following such Reorganization, the Holder shall be given notice of such proposed action as provided in Section 7. The Holder may attend the meeting of the Company's shareholders at which such action is considered and voted upon. If the proposed action is approved according to applicable law by the shareholders of all corporations or other entities that are parties to the proposed action, the Holder shall be so notified in writing by the Company by registered or certified mail at least 10 days before its effectiveness. Notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall become forever null and void to the extent not exercised on or before 5:00 p.m., Pacific time, on the seventh day following the delivery of such notice; provided that if the Reorganization does not close, this Warrant shall not terminate and the Exercise Period shall continue as stated in this Warrant.

4.2 Adjustments for Stock Splits, Dividends

If the Company shall subdivide the number of outstanding shares of the same class as the Warrant Shares into a greater number of shares, then the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Shares by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number Warrant Shares at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of Warrant Shares issuable shall be to the nearest whole share.

4.3 Certificate as to Adjustments

In the case of any adjustment in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

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5. Securities Laws Restrictions; Legend on Warrant Shares

5.1 This Warrant and the securities issuable upon exercise have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration.

5.2 A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Shares, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

6. Exchange of Warrant; Lost or Damaged Warrant Certificate

This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

7. Notices of Record Date, etc.

In the event of

(a) any taking by the Company of a record of the holders of Warrant Shares for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reorganization of the Company, any reclassification or recapitalization of the capital structure of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person;

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d) any proposed issue or grant by the Company to the holders of Warrant Shares of any shares of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any units of any class or any other securities; or

(e) any other event as to which the Company is required to give notice to any holders of Warrant Shares,

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then and in each such event the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Shares or securities into which the Warrant Shares are convertible shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, (iii) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made, and (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least 20 days prior to the date specified in the notice.

8. Investment Intent

By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

9. Miscellaneous

9.1 Holder as Owner

The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

9.2 No Shareholder Rights

This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares, until this Warrant is exercised.

9.3 Notices

Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) threedays after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

If to the Holder:

To the address last furnished
in writing to the Company by
the Holder

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If to the Company:

Kibush Capital Corp.
c/o David Lubin

108 S. Franklin Avenue

Valley Stream, NY 11580
Attn: President
Email: admin@kibushcapital.com

9.4 Amendments and Waivers

Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of Warrants to purchase a majority of the Warrant Shares. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding on each future Holder and the Company.

9.5 Governing Law; Jurisdiction; Venue

This Warrant shall be governed by and construed under the laws of the state of Utah without regard to principles of conflict of laws.

9.6 Successors and Assigns; Transfer

The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties. This Warrant may not be transferred or assigned without the consent of the Company.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

Kibush Capital Corp.

By:	/s/ Warren Sheppard
Name:	Warren Sheppard
Title:	Director

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NOTICE OF CASH EXERCISE

To: Kibush Capital Corp.

The undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock of Kibush Capital Corp. (the "Company"), issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

Payment enclosed in the amount of $___________.

Dated: ________________

Name of Holder of Warrant: ________________________

(Please print)

Address: _______________________________________

Signature: ______________________________________

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NOTICE OF NET ISSUANCE EXERCISE

To: Kibush Capital Corp.

The undersigned hereby irrevocably elects to convert the attached Warrant into such number of shares of Common Stock of Kibush Capital Corp. (the "Company") as is determined pursuant to Section 1.2 of the attached Warrant. The undersigned requests that certificates of such net issuance shares be delivered to the address of the undersigned stated below. The undersigned agrees with and represents to the Company that said shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

Dated: ____________________

Name of Holder of Warrant: ________________________

(Please print)

Address: _______________________________________

Signature: ______________________________________

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ASSIGNMENT

For value received the undersigned sells, assigns and transfers to the transferee named below the attached Warrant, together with all right, title and interest, and does irrevocably constitute and appoint the transfer agent of Kibush Capital Corp. (the "Company") as the undersigned's attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: __________________________

Name of Holder of Warrant: _________________________

(Please print)

Address: _______________________________________

Signature: ______________________________________

Name of transferee: ______________________________

(Please print)

Address of transferee: _____________________________

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EXHIBIT B

WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

OF

KIBUSH CAPITAL CORP

$50,000	August 25th, 2014

Kibush Capital Corp., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Fish Haven Capital LLC (the "Noteholder"), at _____________________, or assigns, the sum of Fifty Thousand Dollars ($50,000), or such other or greater amount as may be outstanding, plus interest accrued on unpaid principal, compounded annually (computed on the basis of the actual number of days elapsed and on the basis of a 365-day year). No interest shall accrue for the first six months of this of this Convertible Promissory Note (this "Note"); provided, however, that upon the occurrence of an Event of Default (as defined in paragraph 8 below), Company shall pay interest accrued on outstanding principal, compounded annually, and calculated from the date of and during the continuance of such Event of Default at a rate equal to twelve percent (12%) per annum. The principal amount of this Note, and all interest accrued thereon, shall be payable in Conversion Stock calculated at the Conversion Price at the principal offices of Noteholder or by mail to the registered address of the holder of this Note (unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note) on the earliest to occur of (i) February 25th, 2015 (the "Maturity Date"), or (ii) an Event of Default

The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

1. Definitions. The following definitions shall apply for all purposes of this Note:

1.1 "Company" shall mean the Company as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

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1.2 "Conversion Date" shall mean the date on which, pursuant to Sections 2 and 3 hereof, Noteholder exercises its right to convert this Note into the Conversion Stock at the Note Conversion Price.

1.3 "Conversion Stock" shall mean shares of the Company's Common Stock. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

1.4 "Note Conversion Price" shall equal the lesser of (A) $0.25 per share, or (B) the price per share as reported on the Over-the-Counter Bulletin Board on the Conversion Date.

1.6 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2. Conversion.

(a) Conversion of Note. At any time, Noteholder shall have the right, at the holder's option, to convert the outstanding principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Note Conversion Price. Conversion under this Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of the Company.

(b) Prepayment of Note. This Note may not be prepaid in full or in part at any time.

3. Issuance of Conversion Stock. As soon as practicable after conversion of this Note, (i) the Company will at its expense, cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company and as may be provided for in any applicable contracts between the Holder and the Company), together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made (A) under Section 2 above and (B) immediately prior to the close of business on the date that the Note shall have been surrendered for conversion. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

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4. Adjustments and Reservation of Shares. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of the Company's capital stock, then, and in each such case, Noteholder, upon conversion of this Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion on the Conversion Date, the right to receive the securities of the Company to which such holder would have been entitled if such holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

4.2 Adjustment for Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this Note) that is payable in (a) securities of the Company other than capital stock or (b) any other assets, then, and in each such case, Noteholder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

4.3 Adjustment for Reorganization, Consolidation, Merger. In the event of any reorganization after the date of this Note, or in the event, after such date, the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, Noteholder, upon the conversion of this Note (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Noteholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Noteholder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

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4.4 Conversion of Stock. In the event that all of the authorized Conversion Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then Noteholder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which such Noteholder would have been entitled to receive upon the Termination Date if such holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

4.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder's address as shown on the Company's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.6 No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.

4.7 Reservation of Stock. The Company will, as soon as practicable, but in any event within fifteen (15) days of the date of this Note, take all necessary corporate action and obtain all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued Conversion Stock or other securities shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Conversion Stock or other securities to such number of shares of Conversion Stock or other securities as shall be sufficient for such purpose.

5. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

6. No Rights or Liabilities as Stockholder. This Note does not by itself entitle Noteholder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a stockholder of the Company for any purpose.

7. Corporate Action; No Impairment. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Noteholder under this Note against wrongful impairment.

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8. Default. Ten (10) days after written notice from Noteholder to the Company, if such defaults are not cured within such ten day (10) periods, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

a. Default in Payment. If Company fails to make any payment due and payable under the terms of this Note;

b. Representations and Warranties. If any of the representations and warranties made by Company herein or in the Purchase Agreement (as defined in Section 9 below), or any other document executed in connection therewith shall be false or misleading in any material respect;

c. Breach Under the Purchase Agreement. If any other material breach shall have occurred under the Purchase Agreement;

d. Dissolution. If the Company is dissolved, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

e. Voluntary Bankruptcy or Insolvency Proceedings. If Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of any of its creditors, (iii) be dissolved or liquidated in full or in part, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

f. Involuntary Bankruptcy or Insolvency Proceedings. If proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

In the event of an Event of Default under this Section 8, Noteholder shall, in addition to any other remedies allowed by law, by written notice to the Company, be entitled to accelerate all unpaid principal and interest under this Note. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

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9. Purchase Agreement. This Note is issued pursuant to a Note and Warrant Purchase Agreement dated as of the date of this Note (the "Loan Agreement"), between Noteholder and Company, and is incorporated herein by this reference.

10. Waiver and Amendment. ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED ONLY WITH THE WRITTEN CONSENT OF BOTH THE COMPANY AND NOTEHOLDER.

11. Assignment; Binding upon Successors and Assigns. The terms and conditionsof this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

12. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

13. Construction of Note. The terms of this Note have been negotiated by the Company, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either Company or Noteholder. Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

14. Notices.Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

(i) If to Noteholder:

Fish Haven Capital LLC

________________

________________

(ii) If to Company:

Kibush Capital Corp.

c/o David Lubin

108 S. Franklin Ave.

Valley Stream, NY 11580

Attention: President

or to such other address as may have been furnished to the other party in writing pursuant to this Section 14, except that notices of change of address shall only be effective upon receipt.

15. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

KIBUSH CAPITAL CORP.

By:	/s/ Warren Sheppard
Name:	Warren Sheppard
Its:	Director

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